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                                HOENIG GROUP INC.

                          AMENDED AND RESTATED BY-LAWS


                                    ARTICLE 1


                                     OFFICES

                  SECTION 1. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be located at the principal place of business in such state of the corporation or individual acting as the Corporation's registered agent in Delaware.

                  SECTION 2. OTHER OFFICES. In addition to its registered office in the State of Delaware, the Corporation may have an office or offices in such other places as shall be determined from time to time by the Board of Directors or as the business of the Corporation may require.


                                   ARTICLE II


                             MEETING OF STOCKHOLDERS

                  SECTION 1. ANNUAL MEETINGS. The annual meeting of the stockholders of the Corporation shall be held at such time and place (within or without the State of Delaware) as may be designated by the Board of Directors, on the third Thursday in May of each year (or if said day be a legal holiday, then on the next succeeding day which is not a legal holiday), for the purpose of electing directors and transacting such other business as properly may be brought before the meeting.

                  SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be held only upon call of the Board of Directors, of the Executive Committee, of the Chairman of the Board, of the Chief Executive Officer or of the President, at such time and at such place, within or without the State of Delaware, as may be fixed by the Board of Directors, the Executive Committee, the Chairman of the Board, the Chief Executive Officer or the President, as the case may be, and as may be stated in the notice of the meeting.

                  SECTION 3. NOTICE OF MEETINGS. Notice of the time and place of every meeting of the stockholders, and of the purposes of every special meeting of the stockholders, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting, to each stockholder of record then entitled to vote at such meeting, in the manner prescribed by Section 2 of
Article VII of these By-laws, except that where the matter to be acted upon is a merger or consolidation of the Corporation, or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty (20) nor more than sixty (60) days prior to such meeting. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders then entitled to vote are present or represented thereat, or if notice is waived by those not present or represented.


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                  SECTION 4. QUORUM AND ADJOURNMENT OF MEETINGS. (a) The holders of record of a majority of the shares of the capital stock issued and outstanding, and then entitled to vote, present in person, or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the law, by the Certificate of Incorporation or by these By-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, or represented by proxy, shall have power to adjourn the meeting, from time to time, by majority vote of those present, without notice other than announcement at the meeting, until the requisite number of shares of stock then entitled to vote shall be present or represented by proxy. At such adjourned meeting at which such requisite number of shares of stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

                  (b) The number of shares required to constitute a quorum, as set forth above, may not be reduced to less than a majority of the shares issued and outstanding without approval of the stockholders.

                  SECTION 5. VOTING. At each meeting of the stockholders every stockholder then having the right to vote at such meeting shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to such meeting, unless said instrument provides for a longer period. No shares of stock of the Corporation may be voted by proxy at any stockholder meeting by any person unless, prior to or at the time of the commencing of the meeting or reconvening of any adjournment thereof, such proxy shall have been filed with the Secretary of the Corporation. To determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date which shall be not more than sixty (60) days nor less than ten (10) days before the date of such meeting. Except as otherwise provided by the Certificate of Incorporation or by statute, each stockholder of record shall be entitled to one vote for each outstanding share of capital stock standing in his or her name on the books of the Corporation as of the record date. The vote for directors and on any other matter properly coming before the meeting shall be by ballot, except as otherwise provided in the Certificate of Incorporation or as may be required by law. Directors shall be elected by a plurality of votes, and all other matters shall be decided by the affirmative vote of the majority the shares present in person or represented by proxy and entitled to vote on the matter, unless the matter is one for which, by express provisions of statute, of the Certificate of Incorporation or of these By-laws, a different vote is required, in which case such express provision shall govern and control the determination of such matter. There shall be no cumulative voting. Stockholder written consents shall not be permitted.

                  SECTION 6. ELECTION OF DIRECTORS. Nominations for the election of directors may be made by the Board or a committee appointed by the Board or by any stockholder entitled to vote in the election of directors generally; provided, however, any stockholder


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entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination is given to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days before the anniversary of the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of common stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, had the nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                  SECTION 7. STOCKHOLDERS LIST. It shall be the duty of the officer who shall have charge of the stock ledger to prepare or make, at least ten (10) days before every election, a complete list of stockholders entitled to vote, arranged in alphabetical order. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for said ten (10) days, at the locations specified by the Delaware General Corporation Law. The list shall also be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

                  SECTION 8. INSPECTION OF ELECTION. The Chairman of the Board, prior to each meeting of stockholders, may appoint two judges or inspectors of election to assist the Secretary of the Corporation in the conduct of elections at such meeting. If any judge or inspector of election shall for any reason fail to attend and to act at such meeting, a judge or inspector of election, as the case may be, may be appointed by the chairman of the meeting. In the event action to be taken at any such meeting involves the amendment of the Certificate of Incorporation of the Corporation or the dissolution of the Corporation, the judges or inspectors of election shall be appointed by the Board of Directors or by the meeting.



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                                   ARTICLE III


                               BOARD OF DIRECTORS

                  SECTION 1. BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed by a Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things on its behalf as are not by statute or by the Certificate of Incorporation or these By-laws directed or required to be exercised or done by stockholders.

                  SECTION 2. NUMBER; ELECTION; TENURE AND CLASSIFICATION. The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors. Directors need not be stockholders. They shall be elected at the annual meeting of the stockholders, and shall serve until their respective successors shall be elected and qualified. The Board of Directors shall be classified, providing for a staggered three year term for directors in each class.

                  SECTION 3. MEETINGS. Meetings of the Board of Directors shall be held at such place, within or without the State of Delaware, as may from time to time be fixed by resolution of the Board or may be specified in the call of any meeting. Regular meetings of the Board shall be held at such times and at such places as may from time to time be fixed by resolution of the Board, and no notice of such regular meetings need be given. Special meetings may be held at any time upon the call of the Executive Committee, the Chairman of the Board, the Chief Executive Officer, the President or of three directors, on two (2) days' notice to each director by mail or on one day's notice personally, by overnight courier service or by telecopy, telephone, telegraph or electronic mail. A meeting of the Board may be held, without notice, immediately after the annual meeting of the stockholders, at the same place at which such meeting was held. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after the meeting.

                  SECTION 4. QUORUM. A quorum for the transaction of business at all meetings of the Board of Directors shall consist of a majority of the directors then in office, which in no case shall be less than one third of the whole Board. If, however, such quorum shall not be present, the directors present shall have power to adjourn the meeting, from time to time, by majority vote, without notice other than announcement at the meeting, until the requisite number of directors shall be present. The act of the majority of the directors present at any meeting at which there is a quorum shall be the act of the Board.

                  SECTION 5. VACANCIES. Vacancies in the Board of Directors and newly created directorships resulting from an increase in the authorized number of directors may be filled only by a majority of the directors then in office, although less than a quorum, and the directors so chosen shall hold office until their successors are duly elected and qualified or until their earlier death, resignation or removal.


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                  SECTION 6. RESIGNATION AND REMOVAL. A director may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer of the Corporation. Such resignation shall take effect upon receipt thereof by the Board of Directors or by the Chief Executive Officer, unless otherwise specified therein. Any director may be removed with or without cause by directors or stockholders as provided in the Certificate of Incorporation, to the extent consistent with the Delaware General Corporation Law.

                  SECTION 7. COMPENSATION. Each director shall receive for services rendered as a director of the Corporation such compensation as may be fixed by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                  SECTION 8. CONSENTS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent to such action in writing, and such writing or writings are filed with the minutes of the proceedings of the Board of Directors.

                  SECTION 9. TELEPHONIC MEETINGS OF DIRECTORS. The Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at such meeting.


                                   ARTICLE IV


                                   COMMITTEES

                  SECTION 1. EXECUTIVE COMMITTEE. (a) There may be an Executive Committee of three or more directors designated by resolution passed by a majority of the whole Board, who shall hold office during their terms as directors, provided the Board shall have the power at any time to remove any of the members thereof and to appoint other persons in lieu of the persons so removed. The Board of Directors shall also designate the chairman of the Executive Committee. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all the powers of the Board of Directors, to the extent permitted by the Delaware General Corporation Law, including the power to authorize the seal of the Corporation to be affixed to all papers which may require it, provided, however, that the Executive Committee shall not have power to amend these By-laws, or to fill vacancies in the Board of Directors, or to fill vacancies in or to change the membership of the Executive Committee. The Executive Committee shall also have, and may exercise, all the powers of the Board of Directors, except as aforesaid, whenever a quorum or the Board shall fail to be present at any meeting of the Board.

                  (b) All action of the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision and alteration by the Board, provided that no rights of third parties shall be affected by any such provision or alteration. Regular minutes of the proceedings of the Executive Committee shall


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be kept in a book provided for that purpose. Vacancies in the Executive
Committee shall be filled by the Board of Directors.

                  (c) A majority of the Executive Committee shall be necessary to constitute a quorum, and, in every case, an affirmative vote of a majority of the members shall be necessary for the passage of any resolution. It shall fix its own rules of procedure and shall meet as provided by such rules or by resolution of the Board, and it shall also meet at the call of the chairman or of any two members of the Committee. If the Executive Committee fails to fix its own rules, the provisions in these By-laws, pertaining to the calling of meetings and conduct of business by the Board of Directors, shall apply as nearly as may be.

                  SECTION 2. DESIGNATION AND POWERS OF OTHER COMMITTEES. The Board of Directors may, in its discretion, by the affirmative vote of a majority of the whole Board, appoint such other committee of two or more directors which shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them, to the extent permitted by the Delaware General Corporation Law. A majority of any such committee, if the committee be composed of more than two members, may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committees.


                                    ARTICLE V


                                    OFFICERS

                  SECTION 1. EXECUTIVE OFFICERS. The Board of Directors, at its first meeting after incorporation, and at its first meeting after each annual meeting of stockholders, may choose a Chairman of the Board and shall elect a Chief Executive Officer, President, Chief Operating Officer, Secretary and Treasurer and from time to time may elect one or more Executive or Senior Vice Presidents, Assistant Secretaries or Assistant Treasurers and such other officers as it shall deem necessary. Except for the Chairman of the Board, no executive officer need be a member of the Board. Any number of offices may be held by the same person, except that the office of Secretary may not be held by the Chairman of the Board, the Chief Executive Officer or the President. The Chief Executive Officer or the President may grant Executive Vice President, Senior Vice President and other types of Vice President titles to employees of the Corporation, but such persons shall not be officers of the Corporation within the meaning of the Delaware General Corporation Law unless such appointment is approved by the Board of Directors.

                  SECTION 2. OTHER OFFICERS; AGENTS. The Board of Directors may, by resolution, at any time, appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such offices as shall be determined from time to time by the Board.


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                  SECTION 3. TENURE; RESIGNATION; REMOVAL; VACANCIES. Each
officer of the Corporation shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal; provided, that if the term of office of any officer elected or appointed pursuant to Section 2 of this Article V shall have been fixed by the Board of Directors, he or she shall cease to hold such office not later than the date of expiration of such term regardless of whether any other person shall have been elected or appointed to succeed him or her. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of the majority of the whole Board of Directors; provided, that any such removal shall be without prejudice to the rights, if any, of the officer so employed under any employment contract or other agreement with the Corporation. An officer may resign at any time upon written notice to the Board of Directors or the Chief Executive Officer. If the office of any officer becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Board of Directors may choose a successor or successors to hold office for such term as may be specified by the Board of Directors.

                  SECTION 4. COMPENSATION. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or in such manner as shall be determined by the Board of Directors.

                  SECTION 5. AUTHORITY AND DUTIES. All officers as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws. In addition to the powers and duties hereinafter specifically prescribed for the respective officers, the Board of Directors may from time to time impose or confer upon any of the officers such additional duties and powers as the Board of Directors may see fit, and the Board of Directors may from time to time impose or confer any or all of the duties and powers hereinafter specifically prescribed for any officer upon any other officer or officers.

                  SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, who shall be a director, shall preside at all meetings of the stockholders and of the Board of Directors at which he or she is present; and, in his or her absence, the Chief Executive Officer shall preside at such meetings. Except where by law the signature of the Chief Executive Officer or the President is required, the Chairman shall possess the power to sign all certificates, contracts, and other instruments of the Corporation. During the absence or disability of the Chief Executive Officer, the Chairman shall exercise all the powers and discharge all the duties of the Chief Executive Officer. The Chairman shall have such other powers and perform such other duties as from time to time may be conferred or imposed upon him or her by the Board of Directors.

                  SECTION 7. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall have general control and management of the business affairs of the Corporation, shall see that all resolutions and orders of the Board of Directors are carried into effect, and in connection therewith, shall be authorized to delegate to other officers of the Corporation such of his or her powers and duties as Chief Executive Officer at such times and


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in such manner as he or she may deem to be advisable. If there is no Chairman of the Board or during the absence or disability of the Chairman of the Board, the Chief Executive Officer shall exercise all of the powers and discharge all of the duties of the Chairman of the Board. Except where by law the signature of the President is required, the Chief Executive Officer shall possess the power to sign all certificates, contracts, and other instruments of the Corporation.
He or she shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors. The Chief Executive Officer shall from time to time report to the Board of Directors all matters within his or her knowledge which the interest of the Corporation may require to be brought to their notice. The Chief Executive Officer shall have such other powers and perform such other duties as from time to time may be conferred or imposed upon him or her by the Board of Directors.

                  SECTION 8. PRESIDENT. The President of the Corporation shall have general control and management of the business affairs of the Corporation, shall see that all resolutions and orders of the Board of Directors are carried into effect, and in connection therewith, shall be authorized to delegate to other officers of the Corporation such of his or her powers and duties as President at such times and in such manner as he or she may deem to be advisable. If there is no Chairman of the Board and no Chief Executive Officer, or during the absence or disability of the Chairman of the Board and the Chief Executive Officer, the President shall exercise all of the powers and discharge all of the duties of the Chairman of the Board and of the Chief Executive Officer. He or she shall possess power to sign all certificates, contracts, and other instruments of the Corporation. He or she shall, in the absence of the Chairman of the Board and the Chief Executive Officer preside at all meetings of the stockholders and of the Board of Directors. He or she shall vote, in the name of the Corporation, stock or securities in other Corporations or associations held by the Corporation, unless another officer is designated by the Board of Directors for the purpose. The President shall from time to time report to the Board of Directors all matters within his or her knowledge which the interest of the Corporation may require to be brought to their notice. The President shall perform all such other duties as are incident to such office or are properly required of him or her by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

                  SECTION 9. CHIEF OPERATING OFFICER. The Chief Operating Officer of the Corporation shall assist the President in the general control and management of the business affairs of the Corporation and shall have such other authority and responsibilities and perform such other duties as the President shall delegate or as the President, the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall assign to him or her. If there is no Chairman of the Board, no Chief Executive Officer and no President or during the absence or disability of the Chairman of the Board, Chief Executive Officer and President, the Chief Operating Officer shall exercise all of the powers and discharge all of the duties of Chairman of the Board, Chief Executive Officer and President. Except where by law the signature of the Chief Executive Officer or the President is required, the Chief Operating Officer shall possess power to sign all certificates, contracts, and other instruments of the Corporation. The Chief Operating Officer shall, in the absence of the Chairman of the Board, Chief Executive Officer and President, preside at all meetings of the stockholders and of the Board of Directors. He or she shall from time to time report to the Board of Directors all matters within his or her


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knowledge which the interest of the Corporation may require to be brought to their notice. The Chief Operating Officer shall perform all such other duties as are incident to such office or are properly required of him or her by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

                  SECTION 10. EXECUTIVE AND SENIOR VICE PRESIDENTS. The Executive Vice President and Senior Vice President, or if there be more than one Executive or Senior Vice President, shall perform such duties as may be assigned to them from time to time by the Board of Directors or as may be designated by the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer or the President. In the case of the absence or disability of the Chief Operating Officer, the duties of the office shall, if the Board of Directors has so authorized, be performed by such Executive Vice President or Senior Vice President as the Board of Directors shall designate.

                  SECTION 11. SECRETARY. (a) The Secretary shall attend all meetings of the Board of Directors, any committee of the Board of Directors and all meetings of the stockholders and act as secretary thereof, and shall record all votes and the minutes of all proceedings in a book for that purpose belonging to the Corporation to be kept in his or her custody, and shall perform like duties for all committees of the Board. He or she shall give or cause to be given notice of all meetings of the stockholders and when necessary, of the Board of Directors and any committee of the Board of Directors. He or she shall keep in safe custody the seal of the Corporation and shall in general perform all of the duties incident to the office of Secretary, subject to the control of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, Executive Committee, Chairman of the Board, Chief Executive Officer, President or Chief Operating Officer.

                  (b) The Secretary shall act as transfer agent of the Corporation and/or registrar of its capital stock, with the usual duties pertaining thereto; provided that the Board may, by resolution, as to any class of its capital stock appoint one or more persons or corporations as transfer agents and/or registrars in the Secretary's stead.

                  (c) Each Assistant Secretary shall have the powers of the Secretary subject to the direction of the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Secretary, Board of Directors or the Executive Committee.

                  SECTION 12. TREASURER. (a) The Treasurer shall have custody of all funds and securities of the Corporation. He or she may endorse on behalf of the Corporation, for collection, checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate, or pursuant to the authority of general or special resolutions of the Board. Whenever required by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Board of Directors or the Executive Committee, he or she shall render a statement of accounts. The Treasurer shall enter regularly, in books of the Corporation to be kept for the purpose, full and accurate accounts of all moneys received and paid on the account of the Corporation, shall at any reasonable time exhibit such books and accounts to any director of


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the Corporation during business hours, and shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Executive Committee, the Chairman of the Board, Chief Executive Officer, President or Chief Operating Officer. The Treasurer shall give a bond for the faithful discharge of his or her duties in such sum as the Board of Directors or the Executive Committee may require.

                  (b) Each Assistant Treasurer shall have and perform such of the duties of the Treasurer as may be prescribed by the Board of Directors, Executive Committee, Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer or Treasurer.


                                   ARTICLE VI


                              CERTIFICATES OF STOCK

                  SECTION 1. FORM AND SIGNATURE. Every stockholder shall have a certificate signed by the Chairman of the Board, the President or a Vice-President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by such stockholder in the Corporation. Such certificate shall be in such form as the Board of Directors may from time to time prescribe, and shall be countersigned and registered in such manner, if any, as the Board of Directors, by resolution, may prescribe. If the Corporation has a transfer agent or an assistant transfer agent or a transfer clerk acting on its behalf, and a registrar, the signature of any such officer of the Corporation may be facsimile. In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

                  SECTION 2. REGISTRATION OF TRANSFER. To the extent consistent with applicable law and any stockholder agreement to which the Corporation is a party, the shares of stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof, in person or by his duly authorized attorney, upon surrender for cancellation of a certificate or certificates for the same number of shares, with an assignment and power of transfer duly endorsed thereon or ascribed thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; provided, however, that if the Corporation has a transfer agent such transfers of stock in accordance with this Section 2 of Article VI shall be the responsibility of such transfer agent.

                  SECTION 3. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or


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entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty
(60) days prior to any other action.

                  SECTION 4. ISSUANCE OF NEW SHARES OF STOCK. (a) In the event the Corporation issues new shares of stock, the stockholders shall not be entitled to preemptive rights.

                  (b) The Corporation shall be authorized to issue "Blank Check" preferred stock.


                                   ARTICLE VII


                               GENERAL PROVISIONS

                  SECTION 1. CONTRACTS, CHECKS, ETC. Contracts and other instruments in writing may be made on behalf and in the name of the Corporation:
(i) by the officers authorized so to do under Article V of these By-laws, and if required by law, under the corporate seal, attested by the Secretary or an Assistant Secretary; and (ii) by such officers and such other persons as the Chairman of the Board, the Chief Executive Officer or the President of the Corporation may, in writing, authorize so to do with respect to specified types of contracts and other instruments, such authorizations to also specify whether the corporate seal and attestation by the Secretary or an Assistant Secretary shall be required; and, if so executed, shall be binding upon the Corporation, provided that the Board of Directors may, by resolution, authorize the execution of contracts, deeds and other instruments in writing generally or in specific instances in such manner and by such persons as may therein be designated. No person shall have authority, on behalf of the Corporation, to sign checks, drafts, or orders for the payment of money or notes or acceptances unless specifically authorized by the Board of Directors or these By-laws.

                  SECTION 2. NOTICES. (a) Notices to directors and stockholders shall be in writing and may be delivered personally, by overnight courier service or by mail. Notice by mail shall be deemed to be given at the time when deposited in the United States mail, postage prepaid, and addressed to directors or stockholders at their respective addresses appearing on the books of the Corporation, unless any such director or stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for him or her be mailed or delivered to some other address, in which case the notice shall be mailed to or delivered at the address designated in such request. Notice to directors may also be given by telecopy, telephone, telegraph or electronic mail.

                  (b) Whenever notice is required to be given by statute, the Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting of stockholders,

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directors or any committee of directors, as the case may be, shall constitute a waiver of notice of such meeting, except where the person is attending for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or committee of directors need be specified in any written waiver of notice.

                  SECTION 3. FISCAL YEAR. The fiscal year shall begin the first day of January in each year.

                  SECTION 4. DIRECTOR'S ANNUAL STATEMENT. The Board of Directors shall present at each annual meeting, and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the Corporation.

                  SECTION 5. AMENDMENTS. The Board of Directors, at any regular meeting or at any special meeting, may alter, amend or repeal these By-laws or any part thereof, and, except as provided in the Certificate of Incorporation, these By-laws may also be altered or amended by the affirmative vote of a majority of the holders of the Corporation's stock issued and outstanding and entitled to vote thereat at any regular or special meeting of the stockholders if the notice for the meeting shall have set forth the substance of such proposed alteration or amendment; provided, however, that no change of the time or place for the annual election of directors shall be made within sixty (60) days next before the day on which such election is to be held, and that in case of any change of such time or place, notice thereof shall be given to each stockholder in person, by overnight courier service or by letter mailed to his last known post-office address, at least twenty (20) days before the election is held. A waiver of notice for any such meeting of the stockholders need not set forth the substance of the amendment but only that an amendment is contemplated.

                  SECTION 6. APPLICATION OF BY-LAWS. In the event that any provision of these By-laws is or may be in conflict with any law of the United States, of the State of Delaware, or of any other governmental body or power having jurisdiction over this Corporation, or over the subject matter to which such provision of these By-laws applies, or may apply, such provision of these By-laws shall be inoperative to the extent only that the operation thereof unavailably conflicts with such law, and shall in all other respects be in full force and effect.

                  SECTION 7. INDEMNIFICATION BY CORPORATION. (a) ACTIONS, SUITS OR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), shall be indemnified by the Corporation (funds paid or required to be paid to any person as a result of the provisions of this Section 7 shall be returned to the Corporation or reduced, as the case may be, to the extent that such person receives funds pursuant to an indemnification from any such other corporation, partnership, joint venture, trust or enterprise) to the fullest extent permissible under Delaware law, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of any duty, nor of any other issue or matter.

                  (b) ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), shall be indemnified by the Corporation (funds paid or required to be paid to any person as a result of the provisions of this Section 7 shall be returned to the Corporation or reduced, as the case may be, to the extent that such person receives funds pursuant to an indemnification from any such other corporation, partnership, joint venture, trust or enterprise) to the fullest extent permissible under Delaware law, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) INDEMNIFICATION FOR EXPENSES OF SUCCESSFUL PARTY. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) or (b) of this Section 7, or in defense of any claim, issue or matter therein, such person shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

                  (d) DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification under paragraph (a) or (b) of this Section 7 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this
Section 7. Such determination shall be made (1) by the Board of Directors by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion, or (4) by the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon.

                  (e) ADVANCEMENT OF EXPENSES. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 7. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                  (f) OTHER RIGHTS. The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this
Section 7 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

                  (g) INSURANCE. By action of the Board of Directors, notwithstanding an interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent (including trustee) of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation shall have the power to indemnify such person against such liability under the provisions of this
Section 7.

                  (h) CONTINUATION OF RIGHTS TO INDEMNIFICATION. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 7 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (i) PROTECTION OF RIGHTS EXISTING AT TIME OF REPEAL OR MODIFICATION. Any repeal or modification of this Section 7 shall not adversely affect any right or protection of an indemnified person existing at the time of such repeal or modification.

                  SECTION 8. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware".